Evolv Technology Appoints Chris Kutsor as Chief Financial Officer

–Evolv Welcomes Proven High-Tech Public Company CFO as Company Enters New Stage of Growth–

WALTHAM, Mass. April 23, 2025 -- Evolv Technologies Holdings, Inc. (NASDAQ: EVLV), a leading security technology company pioneering AI-based solutions designed to help create safer experiences, today announced the appointment of Mr. Chris Kutsor as Chief Financial Officer. The appointment will be effective one business day following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

"We are thrilled to welcome Chris to our leadership team at this pivotal stage of our growth," said John Kedzierski, President and Chief Executive Officer of Evolv Technology. "He is a highly accomplished public company chief financial officer and a proven leader in driving financial strategy and operational excellence for high-growth technology companies, making him the ideal leader to help scale our business and enhance value for our customers and shareholders."

"I'm excited to join Evolv Technology at such a transformative time for both the Company and the security industry," said Kutsor. "Evolv’s innovative approach to weapons detection and its commitment to creating safer spaces align perfectly with my passion for advancing mission-driven technology solutions. I look forward to collaborating with the talented team – along with our customers, partners and shareholders – to build on the Company’s strong foundation and drive sustainable growth and profitability."

Kutsor, 51, brings strong financial and executive leadership across the technology sector to Evolv’s executive team. He joins Evolv after leading the sale of publicly listed Kin + Carta Plc (London Stock Exchange: KCT), a software engineering digital consultancy with 1,800 employees in seven countries, to a private equity (PE) firm in 2024. Kutsor served as Chief Financial Officer, Chief Operating Officer and a member of the Board of Directors of Kin + Carta. He subsequently helped lead the merger and integration of Kin + Carta with another portfolio company of the PE acquiror.

About Chris Kutsor

From 2019 through May 2024, Kutsor was Chief Financial Officer of Kin + Carta. He was also appointed Chief Operating Officer in 2022. While at Kin + Carta, Kutsor helped lead the transformation of twelve independent consultancies into an integrated, global technology consulting enterprise. He built a global finance and operations team, implementing enterprise-grade processes and systems and delivered a 3-year Total Shareholder Return (TSR) of 86%, ranking 17th out of 562 companies in the FTSE All-Share Index from 2019-2022*.

Before joining Kin + Carta, Kutsor spent nearly 25 years at Motorola Solutions (NYSE: MSI) in various senior finance roles. His most senior positions included leading investor relations, financial management of a $2 billion global business unit, supporting strategic sales teams, and managing venture capital investments.

Mr. Kutsor earned his MBA from the University of Chicago Booth School of Business with concentrations in both Strategy and Finance and holds a Bachelor of Science in Corporate Finance and Investments from the University of Illinois.

About Evolv Technology

Evolv Technologies Holdings, Inc. (NASDAQ: EVLV) is designed to transform human security using artificial intelligence (AI)-powered screening and analytics to help create safer experiences for the world’s most iconic venues and companies as well as schools, hospitals, and public spaces. Its mission is to transform security to create a safer world to live, work, learn, and play. Evolv has digitally transformed the gateways in many places where people gather by enabling seamless integration combined with powerful analytics and insights. Evolv’s advanced weapons detection systems have scanned more than two billion people since 2019. Evolv has been recognized by the U.S. Department of Homeland Security (DHS) SAFETY Act Designation as a Qualified Anti-Terrorism Technology (QATT), included in the TSA Surface Transportation Security Technology Catalogue and awarded the Security Industry Association (SIA) 2024 New Products and Solutions (NPS) Award in the Law Enforcement/Public Safety/Guarding Systems category as well as Sport Business Journal’s (SBJ) 2024 awards for “Best In Fan Experience Technology” and “Best In Sports Technology”.  Evolv has also been recognized as one of the “Best Places to Work” by Built In Boston.  Evolv®, Evolv Express®, Evolv Insights®, Evolv Visual Gun Detection™, Evolv eXpedite™, and Evolv Eva™ are registered trademarks or trademarks of Evolv Technologies Holdings, Inc. in the United States and other jurisdictions. For more information, visit evolv.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements made in the quotes from directors and statements regarding the Company’s execution of its strategy, financial and operational performance and growth and creating value for stakeholders. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results and actions to be materially different from any future results or actions expressed or implied by the forward-looking statements, including, but not limited to, the factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024, as any such factors may be updated from time to time in our other filings with the SEC, including the Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, as well as risks related to our leadership transition. The forward-looking statements in this press release are based upon information available to us as of the date hereof, and while we believe such information forms a reasonable basis for such statements, it may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

*See KCT annual report 2022; measured against Fiscal Year period August 1, 2019 – July 31, 2022

Contact

Media Contact:
Alexandra Smith Ozerkis
aozerkis@evolvtechnology.com

Investor Contact:
Brian Norris
bnorris@evolvtechnology.com